                                                                    Exhibit 10.5

                           PURCHASE AND SALE AGREEMENT

                                     between

                           WERNER FUNDING CORPORATION

                                       and

                                   WERNER CO.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      AGREEMENT TO PURCHASE AND SELL............................     1
   1.1         Agreement To Purchase and Sell............................     1
   1.2         Timing of Purchases.......................................     2
   1.3         Consideration for Purchases...............................     2
   1.4         Purchase and Sale Termination Date........................     2
   1.5         Intention of the Parties..................................     3

ARTICLE II     CALCULATION OF PURCHASE PRICE.............................     3
   2.1         Calculation of Purchase Price.............................     3

ARTICLE III    CONTRIBUTION OF ACCOUNTS PAYMENT OF PURCHASE PRICE........     4
   3.1         Contribution of Accounts; Initial Purchase Price
                  Payment................................................     4
   3.2         Subsequent Purchase Price Payments........................     4
   3.3         Settlement as to Specific Accounts and Dilution...........     5
   3.4         Reconveyance of Accounts..................................     6

ARTICLE IV     CONDITIONS OF PURCHASES...................................     6
   4.1         Conditions Precedent to Initial Purchase..................     6
   4.2         Certification as to Representations and Warranties........     7

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR..........     8
   5.1         Organization and Good Standing............................     8
   5.2         Due Qualification.........................................     8
   5.3         Power and Authority; Due Authorization....................     8
   5.4         Valid Sale; Binding Obligations...........................     8
   5.5         No Violation..............................................     8
   5.6         Proceedings...............................................     9
   5.7         Bulk Sales Acts...........................................     9
   5.8         Government Approvals......................................     9
   5.9         Financial Condition.......................................     9
   5.10        Licenses, Contingent Liabilities, and Labor Controversies.     9
   5.11        Margin Regulations........................................     9
   5.12        Quality of Title..........................................     9
   5.13        Accuracy of Information...................................    10
   5.14        Offices...................................................    10
   5.15        Trade Names...............................................    10
   5.16        Taxes.....................................................    10
   5.17        Compliance with Applicable Laws...........................    10
   5.18        Reliance on Separate Legal Identity.......................    11


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

ARTICLE VI     COVENANTS OF THE ORIGINATOR...............................    11
   6.1         Affirmative Covenants.....................................    11
   6.2         Reporting Requirements....................................    12
   6.3         Negative Covenants........................................    13
   6.4         Lock-box Banks............................................    13
   6.5         Accounting for Purchases..................................    13
   6.6         Transaction Documents.....................................    13
   6.7         Substantive Consolidation.................................    14

ARTICLE VII    ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE
               ACCOUNTS..................................................    15
   7.1         Rights of the Company.....................................    15
   7.2         Responsibilities of Originator............................    15
   7.3         Further Action Evidencing Purchases.......................    16
   7.4         Application of Collections................................    16

ARTICLE VIII   PURCHASE AND SALE TERMINATION EVENTS......................    16
   8.1         Purchase and Sale Termination Events......................    16
   8.2         Remedies..................................................    17

ARTICLE IX     INDEMNIFICATION...........................................    17
   9.1         Indemnities by the Originator.............................    17

ARTICLE X      MISCELLANEOUS.............................................    19
   10.1        Amendments, etc...........................................    19
   10.2        Notices, etc..............................................    19
   10.3        No Waiver; Cumulative Remedies............................    19
   10.4        Binding Effect; Assignability.............................    20
   10.5        Governing Law.............................................    20
   10.6        Costs, Expenses and Taxes.................................    20
   10.7        Submission to Jurisdiction................................    20
   10.8        Waiver of Jury Trial......................................    21
   10.9        Captions and Cross References; Incorporation by
               Reference.................................................    21
   10.10       Execution in Counterparts.................................    21
   10.11       Acknowledgment and Agreement..............................    21

EXHIBIT A -- Form of Purchase Report
EXHIBIT B -- Form of Company Note
EXHIBIT C -- Proceedings
EXHIBIT D -- Office Locations
EXHIBIT E -- Trade Names

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of May 10, 2005, is between WERNER CO. ("Werner"), a Pennsylvania corporation, as the originator (the "Originator") and as the initial servicer (in such capacity, the "Servicer"), and WERNER FUNDING CORPORATION, a Delaware corporation (the "Company").

                                   Background

     1. The Company is a special purpose corporation, all of the issued and outstanding shares of which are owned by Originator.

     2. The Originator generates accounts receivables in the ordinary course of its business.

     3. The Originator, in order to finance its businesses, wishes to sell certain of its accounts receivables to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase accounts receivables from the Originator.

     4. Originator and the Company intend this transaction to be a true sale of accounts receivables by Originator to the Company, providing the Company with the full benefits of ownership of the accounts receivables and Originator and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to Originator.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         AGREEMENT TO PURCHASE AND SELL

     1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement (including Article IV), Originator agrees to sell to the Company, and the Company agrees to purchase from Originator on the date hereof or the first day hereafter on which the conditions set forth in
Section 4.1 have been satisfied (the "Closing Date"), and from time to time after the Closing Date, but before the Purchase and Sale Termination Date, all of Originator's right, title and interest in and to:

          (a) each Originator Account existing before the Closing Date and owned by the Originator;

          (b) each Originator Account created by Originator from and including the Closing Date to and including the Purchase and Sale Termination Date;

          (c) all rights to, but not the obligations under, all Originator Account Related Security; and

          (d) all proceeds of any of the foregoing.

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of Originator set forth in this Agreement. No obligation or liability to any account debtor on any Account is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company's foregoing commitment to purchase Originator Accounts and the proceeds and rights described in clauses (c) through (f) (collectively, the "Related Rights") is herein called the "Purchase Facility."

     1.2 Timing of Purchases.

          (a) Closing Date Purchases. Originator's entire right, title and interest in each Originator Account that existed and was owing to Originator as of the close of Originator's business on Business Day before the Closing Date and all Related Rights automatically shall be deemed to have been sold to the Company on the Closing Date.

          (b) Regular Purchases. Until the Purchase and Sale Termination Date, each Originator Account (and the Related Rights) created by Originator on and after the Closing Date shall be deemed to have been sold to the Company immediately (and without further action) upon the creation of such Account.

     1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to Originator and to reflect all payments in accordance with Article III.

     1.4 Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earliest to occur of (a) the date of the termination of this Agreement pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which the Originator shall have given notice to the Company at or prior to 10:00 a.m. (New York City time) that the Originator desires to terminate this Agreement.

     1.5 Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Originator Accounts and Related Rights by Originator to the Company, as contemplated by this Agreement be, and be treated as, sales or contributions, as applicable, and not as secured loans secured by the Originator Accounts and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, Originator hereby grants to the Company a first priority security interest in all of Originator's right, title and interest in and to the Originator Accounts and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of Originator's obligations hereunder.

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

     2.1 Calculation of Purchase Price. On Closing Date and the fifteenth day of each calendar month thereafter (the "Monthly Settlement Date"), the Servicer shall deliver to the

Company and Originator a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the matters set forth therein and the Company's purchases of Originator Accounts from
Originator:

          (a) that are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

          (b) that were made during the period commencing on the Monthly Settlement Date immediately preceding such Monthly Settlement Date (or commencing on the Closing Date if no Monthly Settlement Date has yet occurred) to (but not including) such Monthly Settlement Date (in the case of each subsequent Purchase Report).

     The "Purchase Price" (to be paid to Originator in accordance with the terms of Article III) for the Originator Accounts and the Related Rights that are purchased hereunder from Originator shall be 9[_]% of the outstanding balance of such Originator Account on the relevant Payment Date, with the term "Payment Date" meaning (i) the Closing Date and (ii) each Business Day thereafter that Originator is open for business.

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE

     3.1 Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to Originator the Purchase Price for the purchase to be made from Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to Originator with an initial principal balance equal to the remaining Purchase Price (such promissory note, as it may be amended, supplemented, indorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with this Agreement, being herein called the "Company Note").

     3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to Originator the Purchase Price for the Originator Accounts generated by Originator during the immediately preceding month as follows:

          (a) First, the Purchase Price shall be paid in cash to the extent the Company has cash available therefor; and

          (b) Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the Company Note issued to Originator shall be increased by an amount equal to such remaining Purchase Price.

     Servicer shall make all appropriate record keeping entries with respect to the Company Note or otherwise to reflect the foregoing payments and all other payments made by the

Company from time to time , and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Company Note at any time. Furthermore, Servicer shall hold the Company Note for the benefit of the Originator. Originator hereby irrevocably authorizes Servicer to mark the Company Note "CANCELLED" and to return the Company Note to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

     3.3 Settlement as to Specific Accounts and Dilution.

          (a) If, on the day of purchase or contribution of any Account from Originator hereunder, any of the representations or warranties set forth in Sections 5.4 and 5.12 of Originator was not true with respect to such Account, or if as a result of any action or inaction of Originator at any time thereafter, any of such representations or warranties set forth in Sections 5.4 and 5.12 is no longer true with respect to such Account, then the Purchase Price with respect to such Originator Account shall be reduced to zero and shall be accounted for as provided in subsection (c) below; provided, that if the Company thereafter receives payment on account of collections with respect to such Originator Account, the principal amount of the Company Note shall be increased by the amount of such payment.

          (b) If, on any day, the outstanding balance of any Originator Account purchased hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by Originator, the Company or Servicer or any setoff or dispute between Originator or the Servicer and an account debtor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of Originator), then the Purchase Price, as the case may be, with respect to such Originator Account shall be reduced by the amount of such net reduction and shall be accounted to Originator as provided in subsection (c) below.

          (c) Any reduction in the Purchase Price of any Originator Account pursuant to subsection (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Originator Accounts subsequently purchased by the Company from Originator hereunder; provided, however [if within 30 days following the effective date of such reduction] [company to confirm] there have been no purchases of Originator Accounts from Originator (or insufficiently large purchases of Originator Accounts) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

               (i) shall be paid in cash to the Company by Originator in the manner and for application as described in the following proviso, or

               (ii) shall be deemed to be a payment under, and shall be deducted from the amount due and payable to Originator under the Company Note;

     provided, further, that at any time (y) when an Event of Default exists under the Financing Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by Originator to the Company by deposit in immediately available funds for application by Servicer to the same extent as if collections of the applicable Originator Account in such amount had actually been received on such date.

          (d) Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Originator Accounts previously generated by Originator, a calculation of the aggregate reductions described in subsection (a) or (b) relating to such Originator Accounts since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Closing Date, the books of Originator).

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

     4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Company:

          (a) A copy of the resolutions of the Board of Directors of Originator approving this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Originator;

          (b) Good standing certificates, or bring downs, for Originator issued as of a recent date acceptable to Servicer by the Secretary of State of the jurisdiction of Originator's incorporation;

          (c) A certificate of the Secretary or Assistant Secretary of Originator certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate Servicer and the Company may conclusively rely until such time as Servicer shall receive from such Person a revised certificate meeting the requirements of this subsection
     (d));

          (d) The certificate or articles of incorporation or other organizational document of Originator, duly certified by the Secretary of State of the jurisdiction of Originator's incorporation as of [date of latest certified copy], together with a copy of the by-laws of Originator, each duly certified by the Secretary or an Assistant Secretary of Originator;

          (e) Originals of duly executed financing statements (Form UCC-1) naming Originator as the assignor and the Company as the assignee of the Originator Accounts generated by Originator as may be necessary or, in Servicer's or the Agent's opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company's ownership interest in all Originator Accounts and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest may be assigned to it hereunder;

          (f) A written search report from a Person satisfactory to Servicer listing all effective financing statements that name Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (f), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (f), shall cover any Originator Account or any Related Rights (unless released or terminated by duly executed termination statements delivered to the Company in proper form for filing and acceptable to the Company and the Agent) which is to be sold to the Company hereunder), and tax and judgment lien search reports from a Person satisfactory to the Company showing no evidence of such liens filed against Originator;

          (g) A favorable opinion of counsel to the Originator, in form and substance satisfactory to the Company and the Agent;

          (h) A Company Note in favor of Originator, duly executed by the Company; and

          (i) A certificate from an officer of Originator to the effect that Servicer and Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Originator Accounts, the following legend (or the substantive equivalent thereof):
     "THE ORIGINATOR ACCOUNTS DESCRIBED HEREIN HAVE BEEN SOLD TO PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 10, 2005, AS AMENDED, BETWEEN WERNER CO. AND WERNER FUNDING CORPORATION.

     4.2 Certification as to Representations and Warranties. Originator, by accepting the Purchase Price related to each purchase of Originator Accounts generated by Originator, shall be deemed to have certified that the representations and warranties contained in Article V are true and correct, in all material respects, on and as of such day, with the same effect as though made on and as of such day.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

     In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, Originator hereby makes the representations and warranties set forth in this Article V.

     5.1 Organization and Good Standing. Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

     5.2 Due Qualification. Originator is duly licensed and in good standing in the jurisdiction where its chief executive office is located and in all other jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification and (b) the failure to be so licensed or qualified would reasonably be likely to have a material adverse effect.

     5.3 Power and Authority; Due Authorization. Originator has (a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, this Agreement and the Servicing Agreement and
(ii) to generate, own, sell, contribute and assign Originator Accounts on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

     5.4 Valid Sale; Binding Obligations. Each sale of Originator Accounts made by Originator pursuant to this Agreement shall constitute a valid sale, transfer, and assignment of Originator Accounts to the Company, enforceable against creditors of, and purchasers from, Originator; and this Agreement constitutes, and the Servicing Agreement, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     5.5 No Violation. The consummation of the transactions contemplated by this Agreement and the other Servicing Agreement and the fulfillment of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (i) Originator's articles or certificate of incorporation or by-laws or (ii) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than as contemplated herein, or (c) violate in any material respect any law or any order, rule or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

     5.6 Proceedings. Except as set forth in Exhibit C, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement or the Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Servicing Agreement or (c) seeking any determination or ruling that is reasonably likely to have a material adverse effect.

     5.7 Bulk Sales Acts. No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

     5.8 Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for Originator's due execution, delivery and performance of this Agreement or the Servicing Agreement.

     5.9 Financial Condition. Since December 31, 2004, no event has occurred that has had a Material Adverse Effect.

     5.10 Licenses. Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a material adverse effect.

     5.11 Margin Regulations. No use of any funds acquired by Originator under this Agreement will conflict with or contravene any of Regulations T, U or X promulgated by the Federal Reserve Board from time to time.

     5.12 Quality of Title.

          (a) Each Originator Account (together with the Related Rights with respect to such Originator Account) which is to be sold to the Company hereunder is or shall be owned by Originator, free and clear of any liens. Whenever the Company makes a purchase hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any liens) in all Originator Accounts generated by Originator, and in Originator's entire right, title and interest in and to the Related Rights with respect thereto.

          (b) No effective financing statement or other instrument similar in effect covering any Originator Account generated by Originator or any Related Rights is on file in any recording office (unless released or terminated by duly executed termination statements delivered to the Company on the Closing Date in proper form for filing and acceptable to the Company and the Agent) except such as may be filed in favor of the Company or the Originator, as the case may be, in accordance with this Agreement or in favor of the Agent in accordance with the Financing Agreement.

          (c) Unless otherwise identified to the Company on the date of the purchase hereunder, each Originator Account purchased hereunder is on the date of purchase an Eligible Account (as defined under the Financing Agreement).

     5.13 Accuracy of Information. All factual written information heretofore or contemporaneously furnished (and prepared) by Originator to the Company for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual written information hereafter furnished (and prepared) by Originator to the Company or the Agent pursuant to or in connection with any this Agreement will be, true and accurate in every material respect on the date as of which such information is dated or certified.

     5.14 Offices. Originator's principal place of business and chief executive office is located at the address set forth under Originator's signature hereto, and the offices where Originator keeps all its books, records and documents evidencing its Originator Accounts, the related Contracts and all other agreements related to such Originator Accounts are located at the addresses specified in Exhibit D (or at such other locations, notified to Servicer and the Administrator in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken and completed).

     5.15 Trade Names. Originator does not use any trade name other than its actual corporate name and the trade names set forth in Exhibit E. From and after the date that fell five (5) years before the date hereof, except as set forth in Exhibit E, Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has Originator been the subject of any merger or other corporate reorganization.

     5.16 Taxes. Originator has filed all tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     5.17 Compliance with Applicable Laws. Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a material adverse effect.

     5.18 Reliance on Separate Legal Identity. Originator acknowledges that Agent and the Lenders are entering into the Financing Agreement in reliance upon the Company's identity as a legal entity separate from Originator.

                                   ARTICLE VI

                           COVENANTS OF THE ORIGINATOR

     6.1 Affirmative Covenants. From the date hereof until the first day following the Purchase and Sale Termination Date, Originator will, unless the Company otherwise consents in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Originator Accounts and the Contracts and other agreements related thereto except where the failure to so comply would not materially and adversely affect the collectibility of such Originator Accounts or the rights of the Company hereunder.

          (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would reasonably be likely to have a material adverse effect.

          (c) Originator Accounts Reviews. Permit the Agent, and/or any agent designated by it, (i) access to all books and records in its possession or under its control relating to Originator Accounts and the Related Security, including the related Contracts; and (ii) to enter upon its premises for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator Accounts and the Related Security or its performance hereunder or under the Contracts with any of its officers and employees. The foregoing provision shall not be deemed to give the Agent any greater rights than it has under Section 5.2(a) of the Financing Agreement.

          (d) Keeping of Records and Books of Originator Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing Originator Accounts it generates in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of such Originator Accounts (including, without limitation, records adequate to permit the daily identification of each new Originator Account and all collections of and adjustments to each existing Originator Account).

          (e) Performance and Compliance with Originator Accounts and Contracts. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Originator Accounts.

          (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Originator Accounts, at the address(es) referred to in Exhibit D or, upon 15 days' prior written notice to the Company and the Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

     6.2 Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, Originator will, unless the Company shall otherwise consent in writing, furnish to the Company and the
Agent:

          (a) Purchase and Sale Termination Events. As soon as possible after knowledge of the occurrence of, and in any event within three Business Days after knowledge of the occurrence of each Purchase and Sale Termination Event, the statement of the chief financial officer or chief accounting officer of Originator describing such Purchase and Sale Termination Event and the action that Originator proposes to take with respect thereto, in each case in reasonable detail; and

          (b) Proceedings. As soon as possible and in any event within three Business Days after Originator otherwise has knowledge thereof, written notice of (i) material litigation, investigation or proceeding of the type described in Section 5.6 not previously disclosed to the Company and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations.

     6.3 Negative Covenants. From the date hereof until the date following the Purchase and Sale Termination Date, Originator agrees that, unless the Company shall otherwise consent in writing, it shall not:

          (a) Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any lien upon or with respect to, any Account or related Contract or Related Security, or any interest therein, or assign any right to receive income in respect thereof.

          (b) Extension or Amendment of Originator Accounts. Extend, amend or otherwise modify in any material respect the terms of any Originator Account, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

          (c) Originator Accounts Not to be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Originator Account generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable UCC).

     6.4 Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Originator Accounts and Related Rights by Originator to the Company.

     6.5 Restrictive Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or under the Servicing Agreement.

                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                       RESPECT OF THE ORIGINATOR ACCOUNTS

     7.1 Rights of the Company. Originator hereby authorizes the Company, acting directly or through the Servicer, or their respective designees to take any and all steps in Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Originator Accounts, including, without limitation, indorsing the name of Originator on checks and other instruments related to the Originator Accounts and enforcing the Originator Accounts and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

     7.2 Responsibilities of Originator. Anything herein to the contrary notwithstanding:

          (a) Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve Originator from such obligations.

          (b) None of the Company, the Servicer or the Agent shall have any obligation or liability to any account debtor or any other third Person with respect to any Originator Accounts, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer or the Agent be obligated to perform any of the obligations of Originator thereunder.

          (c) Originator hereby grants to the Company, acting directly or through the Servicer, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Originator or transmitted or received by the Company (whether or not from Originator) in connection with any Originator Account.

     7.3 Further Action Evidencing Purchases. Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Servicer may reasonably request in order to perfect, protect or more fully evidence the Originator Accounts and Related Rights purchased by the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, upon the request of Servicer, Originator will:

          (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

          (b) mark the master data processing records that evidence or list (i) such Originator Accounts and (ii) related Contracts with the legend set forth in Section 4.1(j).

Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Originator Accounts and Related Rights now existing or hereafter generated by Originator. If Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by Originator as provided in Section 9.1.

     7.4 Application of Collections. Any payment by an account debtor in respect of any indebtedness owed by it to Originator shall, except as otherwise specified by such account debtor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied against any Originator Account or Originator Accounts of such account debtor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such account debtor.

                                  ARTICLE VIII

                      PURCHASE AND SALE TERMINATION EVENTS

     8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

          (a) An Event of Default under the Financing Agreement shall have occurred and be continuing; or

          (b) The Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for five (5) Business Days; or

          (c) Any representation or warranty made or deemed to be made by Originator (or any of its officers) under or in connection with this Agreement or any other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; or

          (d) Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 30 calendar days after written notice thereof shall have been given by the Company or the Servicer to Originator.

     8.2 Remedies.

          (a) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company shall have the option, by notice to the Originator (with a copy to the Agent), to terminate the Purchase Facility by declaring the Purchase and Sale Termination Date to have occurred.

          (b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and all other rights and remedies available, whether at law or equity, which rights shall be cumulative.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Indemnities by the Originator. Without limiting any other rights which the Company may have hereunder or under applicable law, Originator hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the failure of Originator to perform its obligations under this Agreement, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or the use of proceeds hereof or herefrom, excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Originator Accounts to any indemnitor (except as otherwise specifically provided under this Section 9.1) and (iii) any tax based upon or measured by net income or gross receipts. Without limiting the foregoing, Originator indemnifies each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

          (a) the transfer by Originator of an interest in any Originator Account to any Person other than the Company;

          (b) the breach of any representation or warranty made by Originator (or any of its officers) under or in connection with this Agreement or any information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (c) the failure by Originator to comply with any applicable law, rule or regulation with respect to any Originator Account generated by Originator or the related Contract, or the nonconformity of any Originator Account generated by Originator or the related Contract with any such applicable law, rule or regulation;

          (d) the failure to vest and maintain vested in the Company an ownership interest in the Originator Accounts free and clear of any lien, other than a lien arising solely as a result of an act of the Company, whether existing at the time of the purchase or contribution of such Originator Accounts or at any time thereafter;

          (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Originator Accounts or purported Originator Accounts, whether at the time of any purchase or at any subsequent time;

          (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the account debtor to the payment of any Originator Account or purported Originator Account (including, without limitation, a defense based on such Originator Account's or the related Contract's not being a legal, valid and binding obligation of such account debtor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Originator Account or the furnishing of or failure to furnish such services;

          (g) any product liability claim arising out of or in connection with services that are the subject of any Originator Account; and

          (h) any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Originator Accounts or any Related Security connected with any such Originator Accounts.

     If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then Originator shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

                                    ARTICLE X

                                  MISCELLANEOUS

DEFINITIONS. All terms used herein but not otherwise defined herein shall have the meaning ascribed to such term in the Financing Agreement (the "Financing Agreement"), dated as of May 10, 2005, by and among the Company, the lenders party thereto (the "Lenders") and The CIT Group/ Business Credit, Inc, as Agent for the Lenders.

     "ORIGINATOR ACCOUNT" means any indebtedness and other obligations (whether or not earned by performance) owed to Werner, as Originator, by, or any right of Originator to payment from or on behalf of, an account debtor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered, by the Originator in the ordinary course of its business, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute an Account separate from an Account consisting of the indebtedness and other obligations arising from any other transaction. The term "Account" shall not include any indebtedness or other obligation arising from (a) any transaction between the Originator and a subsidiary (direct or indirect) of Werner Holding Co. (DE), Inc. or (b) any credit card or debit card transaction.

     ORIGINATOR RELATED SECURITY shall mean, with respect to any Originator Account, (a) all unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to such Originator Account or arising therefrom; (b) all of the Originators' interest in any Goods (including returned, reclaimed or repossessed goods), and documentation of title evidencing the shipment or storage of any Goods (including returned, reclaimed or repossessed Goods), relating to or arising from any sale giving rise to such Originator Account; (c) all instruments and chattel paper that may evidence such Originator Account; (d) all notes, deposits or other property of the Originator's account debtors securing the obligations owed by such account debtors to the Originator; (e) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Originator Account, whether pursuant to the Contract related to such Originator Account or otherwise, together with all UCC financing statements or similar filings related thereto; (f) all of the Originators' rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Originator Account or otherwise relating to such Originator Account, whether pursuant to the Contract related to such Account or otherwise; and (g) all books and records and any electronic media and software related to any of the foregoing.

     10.1 Amendments, etc.

          (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Originator (with respect to an amendment) or by the Company (with respect to a waiver or consent by it).

          (b) No failure or delay on the part of the Company, the Servicer acting on its behalf, Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or the Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          (c) This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

     10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received,
(ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Originator to the Company arising hereunder (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but are accruing and will be payable on the next Monthly Settlement Date, any and all indebtedness at any time owing by the Company to or for the credit or the account of the Originator.

     10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and the Originator and their respective successors and permitted assigns. Originator may not assign any of its rights hereunder or any interest herein without the prior written consent of the Company, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by Originator pursuant to
Article V and the indemnification and payment provisions of Article IX and
Section 10.7 shall be continuing and shall survive any termination of this Agreement.

     10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originator under Article IX, the Originator agrees to pay on demand:

          (a) all reasonable costs and expenses in connection with the enforcement of this Agreement; and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     10.7 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF PENNSYLVANIA OR UNITED STATES FEDERAL COURTS SITTING IN NEW YORK, NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (C) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (D) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (E) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST

ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

     10.8 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT (A) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (B) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

     10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. Appendix A and the Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

     10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        WERNER FUNDING CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: 1105 North Market Street, Suite
                                                 1300 Wilmington, New Castle
                                                 County, DE 19801

                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Facsimile:
                                                   -----------------------------


                                        WERNER CO.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: 109 Woodfield Dr. Greenville,
                                                 PA 16125-9499

                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Facsimile:
                                                   -----------------------------

                                    EXHIBIT A

                             FORM OF PURCHASE REPORT

ORIGINATOR: WERNER CO.

PURCHASER: WERNER FUNDING CORPORATION

DATE: ________________________

I.   OUTSTANDING BALANCE OF ACCOUNTS
     PURCHASED: ______________________

II.  PURCHASE PRICE PERCENTAGE: [9_]%

III. PURCHASE PRICE (I x II) = $_______________________

                                    EXHIBIT B

                                       to

                           Purchase and Sale Agreement

                                  COMPANY NOTE

                                                              New York, New York
                                                              ____________, 2005

     FOR VALUE RECEIVED, the undersigned, Werner Funding Corporation, a Delaware corporation ("Company" or "WFC"), promises to pay to Werner Co., a Pennsylvania corporation ("Originator"), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Accounts purchased by WFC from Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of Servicer.

          1. Purchase and Sale Agreement. This Company Note is the Company Note described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase and Sale Agreement"), between WFC and Originator. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of WFC and Originator.

          2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement. In addition, as used herein, the following terms have the following meanings:

          "Bankruptcy Proceedings" has the meaning set forth in clause (b) of paragraph 9 hereof.

          "Final Maturity Date" means the Payment Date immediately following the date that falls one hundred twenty one (121) days after the Purchase and Sale Termination Date.

          "Interest Period" means the period from and including a Payment Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Payment Date.

          "Senior Interests" means, the Obligations (as defined under the Financing Agreement).

          "Senior Interest Holders" means, the Lenders party to the Financing Agreement and CIT Group/ Business Credit, Inc., as Agent, and any holders, from time to time, of Senior Interests.

          "Subordinated Debt" means all principal of and interest on all obligations, liabilities and indebtedness of the WFC now or hereafter owing to Originator or any other holder from time to time of the Company Note under the Company Note, whether fixed or contingent and whether for principal, interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of WFC, whether or not allowed or allowable as a claim in any such proceeding), fees, expenses, indemnifications, reimbursement obligations, subrogation or contribution claims or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

          "Subordination Provisions" means, collectively, clauses (a) through
     (1) of paragraph 9 hereof.

          "Applicable Interest Rate" means, for any Interest Period, [rate to be determined after consultation with Werner].

          3. Interest. Subject to the Subordination Provisions set forth below, WFC promises to pay interest on the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period at a rate per annum equal to the Applicable Rate for such Interest Period, as determined by Servicer.

          4. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Payment Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Payment Date at the time of such principal payment. To the extent cash is not available to make such interest payment, the Company shall deliver an additional promissory note having an aggregate principal amount equal to the accrued but unpaid interest on this Company Note and otherwise having substantially identical terms to this Company Note.

          5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365-day year.

          6. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:

          (a) The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement; and

          (b) The entire remaining unpaid Purchase Price of all Accounts purchased by WFC from Originator pursuant to the Purchase and Sale Agreement shall be paid on the Final Maturity Date.

Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid in whole or in part on any Business Day without premium or penalty.

          7. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

          8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, WFC agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by Originator in seeking to collect any amounts payable hereunder which are not paid when due.

          9. Subordination Provisions. WFC covenants and agrees, and Originator and any other holder of this Company Note (collectively, Originator and any such other holder are called the "Holder"), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

          (a) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to WFC, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of WFC or any sale of all or substantially all of the assets of WFC (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interests shall first be paid and performed in full and in cash before Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Agent (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Agent, in the name of Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

          (b) In the event and during the continuation of any Default or Event of Default under the Financing Agreement or under any other agreement or instrument evidencing or securing any Senior Debt, then unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist and any resulting acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such Default or Event of Default, then no direct or indirect payment, including any payment which may be payable by reason of the payment of any other indebtedness of WFC which is subordinated to the payment of the Subordinated Debt shall be made by or on behalf of WFC on account of the principal of or interest on the Subordinated Debt or on account of the purchase or other acquisition by it of any Subordinated Debt.

          (c) In the event that Holder receives any payment or other distribution of any kind or character from WFC or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Agent (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Agent in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between Originator and the Senior Interest Holders, be applied by the Agent toward the payment of the Senior Interests; but as between WFC and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

          (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, Holder shall not be subrogated to any rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash;

          (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between WFC, its creditors (other than the Senior Interest Holders) and Holder, WFC's obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of WFC (other than the Senior Interest Holders);

          (f) Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of WFC, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company

     Note into an equity interest in WFC, unless Holder shall have received the prior written consent of the Agent in each case;

          (g) Holder shall not, without the advance written consent of the Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to WFC until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

          (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

          (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any the Financing Agreement or other Loan Documents; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

          (j) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

          (k) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Financing Agreement, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

          (l) These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Senior Interest Holders may proceed to enforce such provisions on behalf of each of such Persons.

          (m) Holder and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees not to sell, assign or transfer all or any part of the Subordinated Debt while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to the provisions hereof. Holder represents that no other subordination of the Subordinated Debt is in existence on the date hereof, and Holder agrees that the Subordinated Debt will not be subordinated to any indebtedness other than the Senior Debt; and

          (n) Holder and each other holder from time to time of the Subordinated Debt by its acceptance thereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred in reliance upon the subordination of the Subordinated Debt pursuant to this Company Note.

          10. General. No failure or delay on the part of Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and (ii) with respect to Section 9, the consent of the Agent on behalf of the Senior Interest Holders.

          11. Maximum Interest. Notwithstanding anything in this Company Note to the contrary, WFC shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise by payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by WFC under this Company Note to a rate in excess of the Highest Lawful Rate, then (1) the amount of interest which would otherwise by payable by WFC under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by WFC or any interest paid by WFC in excess of the Highest Lawful Rate shall be refunded to WFC. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Originator (such Highest Lawful Rate being herein called the "Originator's Maximum Permissible Rate") shall be made, to the extent permitted by usury laws applicable to Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to Originator on any date shall be computed at Originator's Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Originator would be less than the amount of interest payable to Originator computed at Originator's Maximum Permissible Rate, then the amount of interest payable to Originator in respect of such subsequent interest computation period shall continue to be computed at Originator's Maximum Permissible Rate until the total amount of interest payable to Originator shall equal the total amount of interest which would have been payable to Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

          12. No Negotiation. This Company Note is not negotiable.

          13. GOVERNING LAW. THIS COMPANY NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          14. Captions. Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.

                                        WERNER FUNDING CORPORATION


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                                   PROCEEDINGS

None

                                    EXHIBIT D

                                OFFICE LOCATIONS

93 Werner Rd.
Greenville, PA 16125

109 Woodfield Dr.
Greenville, PA 16125

10800 W. Belmont Ave.
Franklin Park, IL 60131

10900 W. Belmont Ave.
Franklin Park, IL 60131

100 National Dr.
Anniston, AL 36201

252 Ladder Lane
Carrollton, KY 41008

1810 Grogan Avenue
Merced Airport Industrial Park
Merced, CA 95340

                                    EXHIBIT E

                                   TRADE NAMES

Current Trade Names

Werner Co.
Werner Ladder Co.
Werner Extruded Products

Prior Legal Names/Mergers (prior 5 years)